Exhibit 99.1

United Online Reports First Quarter Results

  Total Revenues of $251.7 Million, Operating Income of $25.8 Million and Adjusted OIBDA of $51.9 Million in Q1 2010
  FTD Segment Revenues Increase Six Percent in Q1 2010 vs. Prior-Year Quarter
  Quarterly Net Cash From Operating Activities of $51.5 Million and Free Cash Flow of $47.8 Million
  Debt Repayments of $25.1 Million in Q1 2010 Including Voluntary Prepayment of $15.0 Million on FTD Debt
  $29.2 Million Reduction in Net Debt Position to $184.2 Million

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--May 5, 2010--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its first quarter ended March 31, 2010.

“We delivered first quarter results towards the high end of our guidance, highlighted by our FTD segment that achieved six percent revenue growth, year-over-year, on a seven percent increase in consumer orders,” commented Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “The FTD segment was especially successful in promoting florist-designed arrangements, consistent with our strategy to further increase the value of membership in the FTD network by attracting more consumer orders for fulfillment by FTD florists. We achieved an impressive year-over-year increase in consumer orders fulfilled by our network of FTD florists based in the U.S. and Canada of 30% during the all-important Valentine’s Day holiday period and 26% for the entire first quarter.”

“As expected, year-over-year comparisons of United Online’s profitability measures for the quarter were negatively impacted by the previously-announced termination of our domestic post-transaction marketing contracts, among other factors,” Goldston continued. “Importantly, however, our business generated strong cash flows during the quarter, which helped us reduce our net debt position by $29.2 million during the period to $184.2 million. In fact, we have reduced our net debt position by $169.2 million, or 48%, during the past six quarters while continuing to return capital to our shareholders through a cash dividend that currently yields five percent.”

Summary Results for First Quarter Ended March 31, 2010:

The following table summarizes key financial results for the first quarter ended March 31, 2010:

(in millions, except per share and percentage figures)
Financial Highlights	Q1 2010	Q1 2009	% Change
FTD revenues	$156.7	$148.0	6%
Classmates Media revenues	50.5	58.5	(14%)
Communications revenues	45.2	58.0	(22%)
Intersegment eliminations	(0.7)	(0.8)	N/A
Consolidated revenues	$251.7	$263.6	(5%)

GAAP operating income	$25.8	$37.4	(31%)

Adjusted OIBDA(1)	$51.9	$61.5	(15%)

GAAP net income applicable to common stockholders	$10.5	$16.4	(36%)
GAAP diluted net income per common share	$0.12	$0.20	(40%)

Adjusted net income applicable to common stockholders(2)	$24.2	$28.8	(16%)
Adjusted diluted net income per common share(2)	$0.28	$0.35	(20%)
  Consolidated revenues were $251.7 million, a decrease of 5% versus the year-ago quarter.
  Adjusted OIBDA(1) was $51.9 million, a decrease of 15% versus the year-ago quarter.
  The previously-disclosed termination of the company’s domestic post-transaction marketing contracts reduced, by approximately $5.0 million, the amount of consolidated revenues, operating income and adjusted OIBDA generated from post-transaction offerings in the first quarter when compared to the year-ago quarter.
  GAAP diluted net income per common share was $0.12, versus $0.20 in the year-ago quarter. The first quarter of 2010 included restructuring charges, transaction-related costs and an increase in the company’s reserve in connection with the settlement of a pending lawsuit that were equivalent to a combined $3.4 million, or $0.02 per diluted common share.
  Adjusted diluted net income per common share(2) was $0.28, versus $0.35 in the year-ago quarter.

Scott H. Ray, Executive Vice President and Chief Financial Officer, commented, “Our company generated strong cash flows during the first quarter, supporting $25.1 million in debt repayments while, at the same time, increasing our cash position by $5.4 million during the period. It is important to note that during April 2010 the company made voluntary debt prepayments of $29.7 million, including $15.0 million to further reduce the outstanding balance on our FTD credit facilities and $14.7 million to pay off the remaining balance on United Online’s $60 million credit facility with Silicon Valley Bank more than two years ahead of its scheduled maturity.”

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(4) were $51.5 million and $47.8 million, an increase of 18% and 28%, respectively, versus the year-ago quarter.
  Cash and cash equivalents at March 31, 2010 increased by $5.4 million to $120.9 million from $115.5 million at December 31, 2009.
  Total debt, net of discounts, at March 31, 2010 was $305.1 million, a decrease of $23.8 million from $328.9 million at December 31, 2009. Subsequent to the end of the first quarter, during April 2010 the company further reduced its debt balance by making voluntary prepayments of $29.7 million, which included $15.0 million on its FTD credit facilities and $14.7 million to pay off the remaining balance on United Online’s $60 million credit facility.
  Net debt at March 31, 2010 was $184.2 million, a decrease of $29.2 million from $213.4 million at December 31, 2009. The company has reduced its net debt position by $169.2 million, or 48 percent, during the past six quarters compared to net debt of $353.4 million at September 30, 2008, approximately one month after the FTD acquisition was completed.
  The company paid $9.1 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend of $0.10 per share that is payable on May 28, 2010 to stockholders of record on May 14, 2010.

Segment Results for First Quarter Ended March 31, 2010:

FTD:

	(in millions, except percentages)
				% Change @
Financial Highlights	Q1 2010	Q1 2009	% Change	Constant Currency
Products revenues	$124.5	$113.3	10%
Services revenues	31.7	32.8	(3%)
Advertising revenues	0.5	1.9	(76%)
Segment revenues	$156.7	$148.0	6%	4%

Segment income from operations	$14.0	$19.2	(27%)
Segment adjusted OIBDA(1)	$18.0	$21.0	(14%)
as a % of segment revenues(1)	11.5%	14.2%

				% Change @
Metrics Highlights	Q1 2010	Q1 2009	% Change	Constant Currency
Consumer orders(5) (in thousands)	1,813	1,691	7%
Average order value(5)	$59.42	$57.70	3%	0%
British Pound / U.S. Dollar exchange rate (average)	1.54	1.43	N/A
  Segment revenues were $156.7 million, an increase of 6% versus the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates, segment revenues increased 4% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $18.0 million, a decrease of 14% versus the year ago quarter. The decrease primarily reflects the previously-disclosed termination of the segment’s domestic post-transaction marketing contracts as well as increased spending during the 2010 first quarter on advertising campaigns to promote the FTD and Interflora brands.
  Termination of the segment’s domestic post-transaction marketing contracts reduced, by approximately $1.6 million, the amount of segment revenues, segment income from operations and segment adjusted OIBDA generated from post-transaction offerings in the first quarter when compared to the year-ago quarter.
  Consumer orders(5) were 1.8 million, an increase of 7% versus the year-ago quarter.
  Average order value(5) (“AOV”) was $59.42, a 3% increase versus an AOV of $57.70 in the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates, AOV was unchanged versus the year-ago quarter.

Classmates Media:

	(in millions, except percentages)
Financial Highlights	Q1 2010	Q1 2009	% Change
Services revenues	$34.0	$38.2	(11%)
Advertising revenues	16.6	20.3	(18%)
Segment revenues	$50.5	$58.5	(14%)

Segment income from operations	$10.1	$12.2	(17%)
Segment adjusted OIBDA(1)	$13.2	$15.8	(17%)
as a % of segment revenues(1)	26.1%	27.1%

	(in thousands, except percentages)
Metrics Highlights	Q1 2010	Q1 2009	% Change
Segment pay accounts(3)	4,988	4,563	9%
Net quarterly growth in segment pay accounts(3)	102	244	(58%)
Segment active accounts(3)	17,500	16,800	4%
  Segment revenues were $50.5 million, a decrease of 14% versus the year-ago quarter. The decrease primarily reflects the previously-disclosed termination of the segment’s post-transaction marketing contracts as well as a decline in average revenue per pay account (“ARPU”) that more than offset the year-over-year increase in segment pay accounts.
  Segment adjusted OIBDA was $13.2 million, a decrease of 17% versus the year-ago quarter.
  Termination of the segment’s post-transaction marketing contracts reduced, by approximately $3.4 million, the amount of segment revenues, segment income from operations and segment adjusted OIBDA generated from post-transaction offerings in the first quarter when compared to the year-ago quarter.
  Segment pay accounts(3) at March 31, 2010 were 5.0 million, an increase of 9% versus 4.6 million at March 31, 2009.
  Segment active accounts(3) were 17.5 million, an increase of 4% versus 16.8 million in the year-ago quarter.

Communications:

	(in millions, except percentages)
Financial Highlights	Q1 2010	Q1 2009	% Change
Services revenues	$37.0	$48.0	(23%)
Advertising revenues	8.2	9.9	(17%)
Segment revenues	$45.2	$58.0	(22%)

Segment income from operations	$16.5	$20.7	(20%)
Segment adjusted OIBDA(1)	$20.8	$24.6	(16%)
as a % of segment revenues(1)	45.9%	42.4%

	(in thousands, except percentages)
Metrics Highlights	Q1 2010	Q1 2009	% Change
Segment pay accounts(3)	1,273	1,653	(23%)
  Segment revenues were $45.2 million, a decrease of 22% versus the year-ago quarter, primarily due to a continuing decline in segment pay accounts.
  Segment adjusted OIBDA was $20.8 million, a decrease of 16% versus the year-ago quarter.
  Segment pay accounts at March 31, 2010 were 1.3 million, a decrease of 23% versus 1.7 million at March 31, 2009.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Second-Quarter 2010 Guidance:

Second-Quarter 2010 (in millions)	Guidance
Revenues	$244.0 – $252.0
Adjusted OIBDA(1)	$46.0 – $52.0

Second-Quarter 2010 (in millions) Supplemental Information	Guidance
Net interest expense	$6.4
Shares used to calculated diluted net income per common share	87.9
Shares used to calculated adjusted diluted net income per common share(2)	88.0

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Second-Quarter 2010 (in millions)	Guidance
GAAP Operating Income	$22.3 – $28.3
Depreciation	6.9
Amortization of intangible assets	8.2
Stock-based compensation	8.6
Adjusted OIBDA(1)	$46.0 – $52.0

Investor Conference Call on May 5, 2010 at 5:30 p.m. ET (2:30 p.m. PT):

United Online will host a conference call on May 5, 2010 at 5:30 p.m. ET (2:30 p.m. PT) to discuss its first quarter 2010 results. To participate, please dial 888-510-1783 (or 719-457-2631 outside of the U.S.) and provide the confirmation code, 3384050. A live webcast of the call, along with a presentation containing financial highlights for the first quarter ended March 31, 2010, can also be accessed through the “investors” section of the company’s Web site located at www.unitedonline.com. The presentation and a replay of the broadcast will be available on the Web site for seven days, or by dialing 888-203-1112 (or 719-457-0820 outside of the U.S.) and the confirmation code, 3384050. The telephone replay will be available through 5:30 p.m. ET on May 12, 2010.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

Restructuring Charges – Restructuring charges consist primarily of severance expense, facility closure and relocation costs. In order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges because they are not reflective of the company’s core results and may vary significantly based on the timing and magnitude of the company’s rationalization activities.

Litigation or Dispute Settlement Charges or Gains – These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against or in favor of the company related to litigation, arbitration, investigations, disputes or similar matters. In order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges as well as gains because they are not reflective of the company’s core results.

Transaction-Related Costs – The company excludes certain expense items resulting from actual or proposed transactions such as business combinations, mergers, acquisitions and financing transactions, including (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms. The compensation expenses may include transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. Although certain of these charges may be recurring given the company’s regular evaluation of such proposed transactions, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges because they are not reflective of the company’s core results and tend to vary in frequency and magnitude.

During the first quarter of 2010, in connection with the updated guidance issued by the Securities and Exchange Commission ("SEC") in January 2010, the company updated its definitions of non-GAAP measures to modify the definition of restructuring charges and to include litigation or dispute settlement charges or gains and transaction-related costs. Such changes were made on a prospective basis and prior periods have not been adjusted. Comparable charges for the first quarter of 2009 were not material.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) A pay account is defined as a member who has subscribed to, and paid for, our Classmates Media or Communications services, and whose subscription has not expired. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Classmates Media segment active accounts are defined as the sum of all social networking pay accounts as of the date presented; the monthly average for the period of all free social networking accounts who have visited the company’s domestic or international social networking Web sites (excluding The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free Internet access and email accounts that logged on to the company’s services at least once during the preceding 31 days.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring charges, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring charges, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(5) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com Web site and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk and www.interflora.ie Web sites and various telephone numbers. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the British Pound amounts received for orders delivered in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue and shipping and service fees paid by the consumer, less certain discounts and certain refunds.

About United Online®:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company’s floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in approximately 40,000 retail floral shops worldwide. The company’s Classmates Media services include online social networking (www.classmates.com) and online loyalty marketing (www.mypoints.com) in North America. Classmates Media also operates online social networking Web sites in a number of European countries. The company’s Communications services include value-priced Internet access and email provided by NetZero (www.netzero.com) and Juno (www.juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., the United Kingdom, Germany, and India. More information about United Online is available on the company’s Web site located at: www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; and stock-based compensation. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the severity and duration of current economic conditions; the company’s inability to maintain or increase its advertising revenues; changes in the online advertising market; risks associated with litigation and governmental regulations or investigations, including reviews of post-transaction sales practices; changes in marketing conditions and laws; the company’s inability to retain or grow its free and pay accounts and the members of the floral network; the effect of competition; risks associated with the commercialization of new services or features; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the effects of seasonality; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the company’s inability to achieve the expected benefits of its reductions-in-force or any other cost-reduction initiatives; that the company will incur additional restructuring and related charges; the company’s inability to enforce or defend its ownership and use of intellectual property; problems associated with the company’s operations, systems or technologies; the company’s inability to retain key customers, vendors and personnel; changes in the floral industry; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2010	2009

Revenues:
Services	$127,238	$150,382
Products	124,487	113,265
Total revenues	251,725	263,647
Operating expenses:
Cost of revenues - services(a)	26,013	29,642
Cost of revenues - products(a)	95,185	84,692
Sales and marketing(a)	50,130	55,763
Technology and development(a)	14,349	17,141
General and administrative(a)	30,984	30,414
Amortization of intangible assets	8,163	8,591
Restructuring charges	1,069	-
Total operating expenses	225,893	226,243

Operating income	25,832	37,404

Interest income	465	348
Interest expense	(7,149)	(8,201)
Other income, net	82	38

Income before income taxes	19,230	29,589
Provision for income taxes	8,009	12,536
Net income	$11,221	$17,053
Income allocated to participating securities	(727)	(671)
Net income applicable to common stockholders	$10,494	$16,382

Basic net income per common share	$0.12	$0.20
Shares used to calculate basic net income per common share	85,759	82,570
Diluted net income per common share	$0.12	$0.20
Shares used to calculate diluted net income per common share	86,545	82,837

Shares outstanding at end of period	86,558	83,025

(a) Stock-based compensation was allocated as follows:
Cost of revenues - services	$181	$256
Cost of revenues - products	19	-
Sales and marketing	1,217	1,248
Technology and development	973	1,193
General and administrative	5,470	6,669
Total stock-based compensation	$7,860	$9,366

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Measures
(in thousands)

Unaudited Reconciliation of Operating Income to OIBDA(1)

	Quarter Ended March 31,
	2010	2009
Operating income	$25,832	$37,404
Depreciation	6,667	6,092
Amortization of intangible assets	8,163	8,591
Operating income before depreciation and amortization	40,662	52,087
Stock-based compensation	7,860	9,366
Restructuring charges	1,069	-
Litigation or dispute settlement charges	367	-
Transaction-related costs	1,980	-
Adjusted OIBDA	$51,938	$61,453

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended March 31,
	2010	2009
FTD:
Segment income from operations	$14,046	$19,230
Stock-based compensation	2,222	1,810
Restructuring charges	1,069	-
Transaction-related costs	659	-
Segment adjusted OIBDA	$17,996	$21,040

Classmates Media:
Segment income from operations	$10,095	$12,155
Stock-based compensation	2,047	3,664
Litigation or dispute settlement charges	367	-
Transaction-related costs	659	-
Segment adjusted OIBDA	$13,168	$15,819

Communications:
Segment income from operations	$16,521	$20,702
Stock-based compensation	3,591	3,892
Transaction-related costs	662	-
Segment adjusted OIBDA	$20,774	$24,594

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2010	2009

Net income	$11,221	$17,053
Income allocated to participating securities	(727)	(1,018)
Net income applicable to common stockholders	10,494	16,035

Adjustments:
Stock-based compensation	7,860	9,366
Amortization of intangible assets	8,163	8,591
Restructuring charges	1,069	-
Litigation or dispute settlement charges	367	-
Transaction-related costs	1,980	-
	29,933	33,992

Income tax effect of adjusting entries	(5,782)	(5,223)
Adjusted net income applicable to common stockholders	$24,151	$28,769

GAAP Earnings Per Share:
Basic net income per common share	$0.12	$0.20
Shares used to calculate basic net income per common share	85,759	82,570
Diluted net income per common share	$0.12	$0.20
Shares used to calculate diluted net income per common share	86,545	82,837

Adjusted Earnings Per Share:
Adjusted basic net income per common share	$0.28	$0.35
Shares used to calculate adjusted basic net income per common share	85,759	82,570
Adjusted diluted net income per common share	$0.28	$0.35
Shares used to calculate adjusted diluted net income per common share	86,749	83,143

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2010	December 31, 2009

ASSETS
Cash and cash equivalents	$120,923	$115,509
Accounts receivable, net	48,410	55,874
Deferred tax assets, net	15,652	15,797
Property and equipment, net	61,676	63,547
Goodwill and intangible assets, net	736,192	756,671
Other assets	36,111	42,536
Total assets	$1,018,964	$1,049,934

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$75,250	$71,668
Accrued liabilities	48,122	50,428
Member redemption liability	24,730	25,755
Deferred revenue	78,964	77,634
Debt, net of discounts	305,145	328,946
Deferred tax liabilities, net	43,580	44,788
Other liabilities	18,143	18,064
Total liabilities	593,934	617,283

Stockholders' equity	425,030	432,651

Total liabilities and stockholders' equity	$1,018,964	$1,049,934

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,221	$17,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	22,690	24,049
Accretion of discounts and amortization of debt issue costs	1,427	1,013
Provision for doubtful accounts receivable	1,235	1,161
Deferred taxes and other	(324)	(2,018)
Tax shortfalls from equity awards	(109)	(492)
Excess tax benefits from equity awards	(326)	(227)
Change in operating assets and liabilities:
Accounts receivable	5,909	2,803
Other assets	6,045	9,859
Accounts payable and accrued liabilities	2,931	(12,007)
Member redemption liability	(1,026)	(1,050)
Deferred revenue	1,364	3,476
Other liabilities	450	(41)
Net cash provided by operating activities	51,487	43,579

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,162)	(6,347)
Net cash used for investing activities	(5,162)	(6,347)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loans	(25,082)	(5,438)
Proceeds from exercises of stock options	4	109
Repurchases of common stock	(6,047)	(2,611)
Payments for dividends	(9,108)	(8,770)
Excess tax benefits from equity awards	326	227
Net cash used for financing activities	(39,907)	(16,483)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,004)	(512)

Change in cash and cash equivalents	5,414	20,237
Cash and cash equivalents, beginning of period	115,509	104,514
Cash and cash equivalents, end of period	$120,923	$124,751

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(4)
(in thousands)

	Quarter Ended March 31,
	2010	2009
Net cash provided by operating activities	$51,487	$43,579
Adjustments:
Capital expenditures	(5,162)	(6,347)
Excess tax benefits from equity awards	326	227
Cash paid for restructuring charges	52	-
Cash paid for transaction-related costs	1,110	-
Free cash flow	$47,813	$37,459

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended March 31,
	2010	2009
FTD
Revenues:
Services	$31,731	$32,798
Products	124,487	113,265
Advertising	469	1,924
Total revenues	156,687	147,987

Operating expenses:
Cost of revenues	100,339	90,153
Sales and marketing	26,891	24,888
Technology and development	3,891	3,366
General and administrative	12,428	11,366
Amortization of intangible assets	6,643	6,557
Restructuring charges	1,069	-
Total operating expenses	151,261	136,330

Operating income	5,426	11,657

Depreciation	1,977	1,016
Amortization	6,643	6,557
Segment income from operations	14,046	19,230
Stock-based compensation	2,222	1,810
Restructuring charges	1,069	-
Transaction-related costs	659	-
Segment adjusted OIBDA	$17,996	$21,040

Classmates Media
Revenues:
Services	$33,952	$38,221
Advertising	16,550	20,252
Total revenues	50,502	58,473

Operating expenses:
Cost of revenues	9,661	10,369
Sales and marketing	17,426	20,134
Technology and development	5,841	7,614
General and administrative	9,929	10,625
Amortization of intangible assets	1,258	1,772
Total operating expenses	44,115	50,514

Operating income	6,387	7,959

Depreciation	2,450	2,424
Amortization	1,258	1,772
Segment income from operations	10,095	12,155
Stock-based compensation	2,047	3,664
Litigation or dispute settlement charges	367	-
Transaction-related costs	659	-
Segment adjusted OIBDA	$13,168	$15,819

Communications
Revenues:
Services	$37,018	$48,049
Advertising	8,223	9,929
Total revenues	45,241	57,978

Operating expenses:
Cost of revenues	11,256	13,887
Sales and marketing	6,460	11,457
Technology and development	4,617	6,161
General and administrative	8,627	8,423
Amortization of intangible assets	262	262
Total operating expenses	31,222	40,190

Operating income	14,019	17,788

Depreciation	2,240	2,652
Amortization	262	262
Segment income from operations	16,521	20,702
Stock-based compensation	3,591	3,892
Transaction-related costs	662	-
Segment adjusted OIBDA	$20,774	$24,594

Consolidated adjusted OIBDA	$51,938	$61,453

Reconciliation of segment revenues to consolidated revenues:
FTD	$156,687	$147,987
Classmates Media	50,502	58,473
Communications	45,241	57,978
Intersegment eliminations	(705)	(791)
Consolidated revenues	$251,725	$263,647

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$151,261	$136,330
Classmates Media	44,115	50,514
Communications	31,222	40,190
Intersegment eliminations	(705)	(791)
Consolidated operating expenses	$225,893	$226,243

Reconciliation of segment income from operations to consolidated operating income:
FTD	$14,046	$19,230
Classmates Media	10,095	12,155
Communications	16,521	20,702
Total segment income from operations	40,662	52,087
Depreciation	(6,667)	(6,092)
Amortization of intangible assets	(8,163)	(8,591)
Consolidated operating income	$25,832	$37,404

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

Consolidated:
Revenues (in thousands)	$251,725	$249,490	$216,206	$260,789	$263,647

FTD:
Revenues (in thousands)	$156,687	$141,116	$107,526	$149,216	$147,987
% of consolidated revenues	62%	57%	50%	57%	56%

Consumer orders(5) (in thousands)	1,813	1,594	1,075	1,711	1,691
Average order value(5)	$59.42	$60.14	$61.29	$59.78	$57.70
Average foreign currency exchange rate: GBP to USD	1.54	1.63	1.64	1.55	1.43

Classmates Media:
Segment revenues (in thousands)	$50,502	$60,712	$58,682	$58,155	$58,473
% of consolidated revenues	20%	24%	27%	22%	22%

Pay accounts (in thousands)	4,988	4,886	4,785	4,621	4,563
Segment churn(b)	3.2%	3.8%	3.8%	4.3%	4.1%
ARPU(c)	$2.29	$2.53	$2.71	$2.81	$2.87
Segment active accounts (in millions)	17.5	19.4	16.9	16.4	16.8

Communications:
Segment revenues (in thousands)	$45,241	$48,429	$50,679	$54,147	$57,978
% of consolidated revenues	18%	19%	23%	21%	22%

Pay accounts (in thousands):
Access	967	1,036	1,118	1,203	1,316
Other	306	314	322	329	337
Total Communications pay accounts	1,273	1,350	1,440	1,532	1,653

Segment churn(b)	4.3%	4.4%	4.6%	4.9%	4.8%
ARPU(c)	$9.41	$9.43	$9.43	$9.55	$9.45
Segment active accounts (in millions)	2.1	2.2	2.3	2.4	2.6

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

(b) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for the same period, divided by the number of months in that period.

(c) ARPU is calculated by dividing services revenues generated from the pay accounts of our Classmates Media or Communications segment, as applicable, for a period by the average number of pay accounts for that period, divided by the number of months in that period.

CONTACT:
United Online, Inc.
Investors:
Erik Randerson, CFA
818-287-3350
investor@untd.com
or
Press:
Scott Matulis
818-287-3388
pr@untd.com